UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 27, 2023

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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Nevada	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 27, 2023, Crexendo, Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, the following matter was submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below:

Proposal I - Election of Directors: The Company's stockholders approved the election of Steven G. Mihaylo, David Williams, Todd Goergen, and L. Jasmine Kim, each for a term of two years, expiring at our annual meeting of stockholders to be held during 2025 and the election of Kevin Jackson for a term of one year, expiring at our annual meeting of stockholders to be held during 2024, or until his or her successor shall have been duly chosen and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

	Votes For	Votes Withheld

Steven G. Mihaylo	16,284,899.284	882,008.000

David Williams	16,787,441.284	379,466.000

Todd Goergen	16,688,052.284	478,855.000

Kevin Jackson	16,751,262.284	415,645.000

L. Jasmine Kim	16,727,887.284	439,020.000

Proposal II – Ratify the Appointment of Independent Registered Public Accounting Firm: The Company's shareholders approved a proposal to appoint Urish Popeck & Co., LLC as our independent registered public accounting firm for our year ending December 31, 2023.

Votes For	Votes Against	Abstain
17,065,536.284	120,635.000	239,108.000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2023

Crexendo, Inc.

By:	/s/ RONALD VINCENT
Ronald Vincent
Chief Financial Officer

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